 Exhibit 32

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Southern Trust Securities Holding Corp., Inc. (the “Corporation”) certifies, to the best of his knowledge, that the Corporation’s Quarterly Report on Form 10-Q for the period ended June 30, 2010, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and the information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

	By:	/s/ Robert Escobio
Robert Escobio
August 13, 2010		Chief Executive Officer and Chief Financial Officer

This certification is made solely for the purpose of 18 U.S.C. Section 1350 and is not being filed as part of the Form 10-Q or as a separate disclosure document, and may not be disclosed, distributed or used by any person for any reason other than as specifically required by law.